EXHIBIT 10.16

    EXECUTION COPY

        CONSENT AND WAIVER No. 3 dated as of June 1, 2000 (this "Consent and Waiver"), to the Credit Agreement dated as of June 30, 1998, as amended by Amendment No. 1, Waiver and Agreement dated as of January 29, 1999 and Amendment and Waiver No. 2, dated as of December 13, 1999 (the "Credit Agreement"), among AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (the "Borrower"), AMERICAN COMMERCIAL LINES HOLDINGS LLC, a Delaware limited liability company ("Holdings"), the LENDERS (as defined in the Credit Agreement), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as issuing bank (in such capacity, the "Issuing Bank"), as administrative agent (in such capacity, the "Administrative Agent"), as security trustee (in such capacity, the "Security Trustee") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

    A.  Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

    B.  The Borrower has informed the Administrative Agent that it intends to sell all of the Capital Stock of Waterway Communications System LLC ("Watercom"), to Mobex Holdings, Inc., an Idaho corporation ("Mobex"), for an aggregate purchase price of approximately $16,000,000, such consideration consisting of approximately $13,600,000 in cash and the balance in convertible preferred stock of Mobex Communications, Inc. (the "Mobex Preferred Stock") (the "Watercom Sale").

    C.  The Borrower has requested that the Required Lenders consent to the Watercom Sale and agree to a limited waiver of the Credit Agreement in connection therewith. The Required Lenders are willing to grant such consent and such limited waiver pursuant to the terms and subject to the conditions set forth herein.

    D.  Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.

    Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

    SECTION 1.  Consent and Waiver.

    The Required Lenders hereby consent to the Watercom Sale and hereby waive compliance by the Borrower with the provisions of Section 6.05(a) of the Credit Agreement to the extent (but only to the extent) necessary to permit such sale.

    SECTION 2.  Agreements.

    (a) The Borrower agrees that, substantially simultaneously with (and in any event not later than the third Business Day following) the receipt of the Net Cash Proceeds from the Watercom Sale, it will apply such Net Cash Proceeds to prepay outstanding Term Loans pursuant to Sections 2.13(b) and (g) of the Credit Agreement.

    (b) The Borrower agrees that, substantially simultaneously with (and in any event not later than the third Business Day following) the receipt of the Mobex Preferred Stock, it will pledge such stock to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Pledge Agreement.

    SECTION 3.  Acknowledgment; Lien Release.

    The Lenders acknowledge that the Lien(1) in favor of the Collateral Agent on the Capital Stock(2) of Watercom and on any and all of the assets of Watercom, and the guaranty by Watercom pursuant to the Subsidiary Guarantee Agreement, shall automatically be released simultaneously with the consummation of the Watercom Sale, all as provided in the Security Agreement, the Pledge Agreement and the Subsidiary Guarantee Agreement. The Collateral Agent shall, and is hereby authorized by the Required Lenders to, execute and deliver all additional documents and instruments reasonably requested by the Borrower to give further effect to such release.

(1)
"Lien" is defined in the Credit Agreement as Awith respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset…"
(2)
"Capital Stock" as defined in the Credit Agreement includes membership interests in a limited liability company.

    SECTION 4.  Representations and Warranties.

    The Borrower and Holdings each represents and warrants to the Administrative Agent and the Lenders that:

      (a) This Consent and Waiver has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (b) Before and after giving effect to this Consent and Waiver, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

      (c) After giving effect to this Consent and Waiver, no Default or Event of Default shall have occurred and be continuing.

    SECTION 5.  Effectiveness.

    This Consent and Waiver shall become effective as of the date set forth above on the date (the "Consent and Waiver Effective Date") that (a) the representations and warranties set forth in Section 4 of this Consent and Waiver shall be true and correct and (b) the Administrative Agent or its counsel shall have received counterparts of this Consent and Waiver which, when taken together, bear the signatures of each of Holdings, the Borrower, the Subsidiary Guarantors and the Required Lenders.

    SECTION 6.  Effect of Consent and Waiver.

    Except as expressly set forth herein, this Consent and Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, any Issuing Bank, the Collateral Agent or the Administrative Agent, under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Consent and Waiver shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Consent and Waiver shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

    SECTION 7.  Counterparts.

    This Consent and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Consent and Waiver by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

    SECTION 8.  Applicable Law.

    THIS CONSENT AND WAIVER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

    SECTION 9.  Headings.

    The headings of this Consent and Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Consent and Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN COMMERCIAL LINES LLC,
By

Name:
Title:
AMERICAN COMMERCIAL LINES HOLDINGS LLC,
By

Name:
Title:
THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Collateral Agent, Issuing Bank and Security Trustee,
By

Name:
Title:

    Each of the Subsidiary Guarantors hereby acknowledges receipt of and consents to this Consent and Waiver:

ACL CAPITAL CORP.
AMERICAN COMMERCIAL BARGE LINE LLC
AMERICAN COMMERCIAL LINES INTERNATIONAL LLC
AMERICAN COMMERCIAL MARINE SERVICE LLC
JEFFBOAT LLC
AMERICAN COMMERCIAL TERMINALS LLC
AMERICAN COMMERCIAL TERMINALS-MEMPHIS LLC
LOUISIANA DOCK COMPANY LLC
HOUSTON FLEET LLC
LEMONT FLEETING & HARBOR SERVICE LLC
TIGER SHIPYARD LLC
WILKINSON POINT LLC
ORINOCO TASA LLC
ORINOCO TASV LLC
BREEN TAS LLC
BULLARD TAS LLC
SHELTON TAS LLC

by

Name: Title: Authorized Signatory